UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 16, 2025

PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4747 Bethesda Avenue, Suite 1100, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 507-1300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value per share	PEB	New York Stock Exchange
Series E Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PF	New York Stock Exchange
Series G Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PG	New York Stock Exchange
Series H Cumulative Redeemable Preferred Shares, $0.01 par value	PEB-PH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Private Offering of 1.625% Convertible Senior Notes due 2030
On September 16, 2025, Pebblebrook Hotel Trust (the “Company”) and Pebblebrook Hotel, L.P. (the “Operating Partnership”) entered into a purchase agreement (the “Purchase Agreement”) with the representative of the several initial purchasers named therein (the “Initial Purchasers”) pursuant to which the Company agreed to offer and sell $400.0 million aggregate principal amount of its 1.625% Convertible Senior Notes due 2030 (the “2030 Notes”), inclusive of $50.0 million aggregate principal amount of the 2030 Notes that were subject to the Initial Purchasers’ option (which has been exercised in full) to purchase additional 2030 Notes solely to cover over-allotments, if any. We refer to this offer and sale of $400.0 million aggregate principal amount of 2030 Notes as the “Offering.”
On September 18, 2025, the Offering closed. The net proceeds to the Company from the Offering were approximately $389.7 million, after deducting the Initial Purchasers’ discounts and estimated expenses payable by the Company.
The Company used the net proceeds from the Offering, together with approximately $4.1 million of cash on hand, to repurchase approximately $400.0 million aggregate principal amount of its outstanding 1.75% Convertible Senior Notes due 2026 (the “2026 Notes”) in private transactions separately and individually negotiated with certain holders of the 2026 Notes. The Company also repurchased from such holders approximately 4.3 million of the Company’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), pursuant to its existing common share repurchase program in privately negotiated transactions effected with or through one of the Initial Purchasers or one or more of their affiliates, at a price per share equal to $11.56, which was the last reported sales price per Common Share on the New York Stock Exchange (the “NYSE”) on September 16, 2025.
The Offering was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”). The 2030 Notes were resold by the Initial Purchasers to persons the Initial Purchasers reasonably believed to be “qualified institutional buyers” as defined in, and in accordance with, Rule 144A under the Act. In the Purchase Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants and agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Act.
Indenture and Terms of the 2030 Notes
The 2030 Notes were issued on September 18, 2025 pursuant to an indenture, dated as of December 15, 2020 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, dated as of September 18, 2025, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).
The 2030 Notes bear interest at a rate of 1.625% per year, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. The 2030 Notes are senior unsecured obligations of the Company and rank equal in right of payment with the other existing and future unsubordinated, unsecured indebtedness of the Company and senior in right of payment to any indebtedness of the Company that is contractually subordinated to the 2030 Notes. The 2030 Notes are effectively subordinated in right of payment to the existing and future secured indebtedness of the Company, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of our subsidiaries, including the Operating Partnership.
The 2030 Notes will mature on January 15, 2030 (the “Maturity Date”), unless earlier converted, repurchased or redeemed. Prior to July 15, 2029, the 2030 Notes will be convertible only upon certain circumstances and during certain periods. On and after July 15, 2029, holders may convert any of their 2030 Notes into Common Shares, at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day prior to the Maturity Date.
The initial conversion rate of the 2030 Notes is 62.9129 Common Shares per $1,000 principal amount of 2030 Notes, which is equivalent to an initial conversion price of approximately $15.89 per share, reflecting a premium of approximately 37.5% over the closing price per Common Share on September 16, 2025. The conversion rate is subject to adjustment in certain circumstances designed to address economic dilution.
Prior to July 20, 2028, the Company may not redeem the 2030 Notes. The Company may redeem for cash all or a portion of the 2030 Notes, at its option, on or after July 20, 2028 if the last reported sales price per Common Share has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides a notice of redemption, during any 30-consecutive-trading-day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the 2030 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving the Company, holders of the 2030 Notes may require the Company to repurchase all or a portion of their 2030 Notes for cash at a price equal to 100% of the principal amount of the 2030 Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.
If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the 2030 Notes then outstanding by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest on all the 2030 Notes to be due and payable. The Indenture also provides that in the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the 2030 Notes will automatically become due and payable. However, the effect of such provision may be limited by applicable law.
Capped Call Transactions
In connection with the pricing of the 2030 Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the Initial Purchasers, their respective affiliates and/or other counterparties (the “Capped Call Counterparties”). The Capped Call Transactions initially cover, subject to anti-dilution adjustments substantially similar to those of the 2030 Notes, the number of Common Shares underlying the 2030 Notes. The Capped Call Transactions are generally expected to reduce the potential dilution to Common Shares upon any conversion of the 2030 Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of such converted 2030 Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions was initially $20.23, which reflects a premium of 75% over the last reported sales price per Common Share on the NYSE on September 16, 2025 and is subject to customary adjustments under the confirmations of the Capped Call Transactions.
The Capped Call Transactions are separate transactions from the Offering, are not part of the terms of the 2030 Notes and will not change any holder’s rights under the 2030 Notes. Holders of the 2030 Notes have no rights with respect to the Capped Call Transactions.
The foregoing descriptions of the material terms of the Indenture, the 2030 Notes and the Capped Call Transactions do not purport to be complete and are qualified in their entirety by reference to the Supplemental Indenture, the Base Indenture, the form of the 2030 Notes and the form of the confirmation for the Capped Call Transactions, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 99.4, respectively, and are hereby incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 of this Current Report on Form 8-K relating to the 2030 Notes and the Indenture is hereby incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosure set forth under Item 1.01 of this report relating to the Offering, the 2030 Notes and the Indenture is hereby incorporated by reference into this Item 3.02.
Pursuant to the Indenture, a maximum of 25,165,160 Common Shares may be issued upon conversion of the 2030 Notes based on the maximum conversion rate, which is subject to customary anti-dilution adjustment provisions.
Pursuant to Section 3(a)(9) of the Act, the issuance of any Common Shares upon conversion of the 2030 Notes will be exempt from registration under the Act.
Item 7.01. Regulation FD Disclosure.
On September 16, 2025, the Company issued a press release announcing the launch of the Offering.
On September 17, 2025, the Company issued a press release announcing the pricing of the Offering.
On September 19, 2025, the Company issued a press release announcing the closing of the Offering.
Copies of these press releases are furnished as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1*	Purchase Agreement, dated September 16, 2025, among the Company, the Operating Partnership and Raymond James & Associates, Inc., as representative of the several initial purchasers named therein.
4.1*	Second Supplemental Indenture, dated September 18, 2025, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Indenture, dated December 15, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2020 (File No. 001-34571)).
4.3	Form of 1.625% Convertible Senior Notes Due 2030 of the Company (attached as Exhibit A to the Second Supplemental Indenture filed as Exhibit 4.1 hereto).
99.1*	Press release, issued September 16, 2025, regarding the launch of the Offering.
99.2*	Press release, issued September 17, 2025, regarding the pricing of the Offering.
99.3*	Press release, issued September 19, 2025, regarding the closing of the Offering.
99.4*	Form of Capped Call Transaction Confirmation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

September 22, 2025	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Co-President, Chief Financial Officer, Treasurer and Secretary